Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

April 2011 Performance Update

The Frontier Fund Supplement Dated April 30, 2011 to Prospectus Dated April 30, 2011.

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

April performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	April 30, 2011	April 30, 2011	NAV / Unit
	MTD	YTD
Balanced Series-1	1.03%	4.42%	$137.77
Balanced Series-1a	0.93%	4.07%	$121.10
Berkeley/Graham/Tiverton Series-1	4.01%	2.28%	$112.99
Currency Series-1	2.28%	-2.24%	$77.31
Long/Short Commodity Series-1	5.03%	17.37%	$155.78
Winton/Graham Series-1	5.14%	4.12%	$124.77
Winton Series-1	3.05%	4.09%	$140.57
Long Only Commodity Series-1	3.03%	9.03%	$102.61
Managed Futures Index Series-1	4.75%	-0.10%	$117.84

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of April 30, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(50,256,208.10)
Unrealized trading gain/(loss)			54,914,031.26
Less: commissions			(258,223.99)
Less: FCM fees			(98,094.02)
Foreign currency gain/(loss)			696,183.16
Interest income			3,354.14

Total Income			5,001,042.45

EXPENSES

Management fees			149,918.91
Incentive fees			1,465,506.30
Broker service fees			665,275.85

Total Expenses			2,280,701.06

Net Income (Loss)			$2,720,341.39

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,128,308.84262	$290,231,830.65	136.37
Current month additions	508.67383	69,382.70
Current month redemptions	(193,918.26588)	(26,440,921.70)
Net Income (loss) for current month		2,720,341.39

Net Asset Value, end of current month	1,934,899.25057	$266,580,633.04	137.77

	Monthly rate of return		1.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(866,497.79)
Unrealized trading gain/(loss)			949,003.39
Less: commissions			(4,520.82)
Less: FCM fees			(1,716.41)
Foreign currency gain/(loss)			12,275.95
Interest income			2,864.34

Total Income			91,408.66

EXPENSES

Trading Fee			8,119.40
Management fees			2,619.70
Incentive fees			25,738.23
Broker service fees			11,638.79

Total Expenses			48,116.12

Net Income (Loss)			$43,292.54

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	41,366.40054	$4,963,349.51	119.99
Current month additions	5.76330	691.41
Current month redemptions	(2,445.97522)	(293,425.00)
Net Income (loss) for current month		43,292.54

Net Asset Value, end of current month	38,926.18862	$4,713,908.46	121.10

	Monthly rate of return		0.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,328,526.12
Unrealized trading gain/(loss)			1,402,153.91
Less: commissions			(65,905.40)
Less: FCM fees			(22,496.38)
Foreign currency gain/(loss)			16,661.26
Interest income			(347.15)

Total Income			2,658,592.36

EXPENSES

Management fees			174,004.91
Incentive fees			167,720.73
Broker service fees			136,263.24

Total Expenses			477,988.88

Net Income (Loss)			$2,180,603.48

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	543,824.44479	$59,075,865.97	108.63
Current month additions	77.19986	8,388.67
Current month redemptions	(52,717.16699)	(5,767,393.66)
Net Income (loss) for current month		2,180,603.48

Net Asset Value, end of current month	491,184.47766	$55,497,464.46	112.99

	Monthly rate of return		4.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,122.63
Unrealized trading gain/(loss)			147,020.40
Less: FCM fees			(2,256.61)
Interest income			2,389.67

Total Income			148,276.09

EXPENSES

Management fees			3,846.72
Incentive fees			—
Broker service fees			13,772.04

Total Expenses			17,618.76

Net Income (Loss)			$130,657.33

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	77,395.56374	$5,850,407.72	75.59
Current month additions	66.33515	5,098.51
Current month redemptions	(4,028.42571)	(308,686.29)
Net Income (loss) for current month		130,657.33

Net Asset Value, end of current month	73,433.47318	$5,677,477.27	77.31

	Monthly rate of return		2.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,951,121.01)
Unrealized trading gain/(loss)			4,578,975.81
Less: commissions			(10,073.42)
Less: FCM fees			(10,638.39)
Foreign currency gain/(loss)			(4,788.81)
Interest income			35,261.92

Total Income			1,637,616.10

EXPENSES

Management fees			104,648.59
Incentive fees			199,458.66
Broker service fees			64,401.46

Total Expenses			368,508.71

Net Income (Loss)			$1,269,107.39

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	191,605.81634	$28,419,022.86	148.32
Current month additions	58.96309	8,870.09
Current month redemptions	(32,849.92304)	(4,956,363.37)
Net Income (loss) for current month		1,269,107.39

Net Asset Value, end of current month	158,814.85639	$24,740,636.97	155.78

	Monthly rate of return		5.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,174,965.99
Unrealized trading gain/(loss)			1,478,343.46
Less: commissions			(16,469.38)
Less: FCM fees			(16,605.72)
Foreign currency gain/(loss)			734.85
Interest income			9,580.91

Total Income			2,630,550.11

EXPENSES

Management fees			110,351.02
Incentive fees			375,716.66
Broker service fees			100,374.33

Total Expenses			586,442.01

Net Income (Loss)			$2,044,108.10

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	376,397.16472	$44,667,189.16	118.67
Current month additions	93.59715	11,244.34
Current month redemptions	(61,419.80009)	(7,411,534.17)
Net Income (loss) for current month		2,044,108.10

Net Asset Value, end of current month	315,070.96178	$39,311,007.43	124.77

	Monthly rate of return		5.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$762,496.95
Unrealized trading gain/(loss)			1,178,015.80
Less: commissions			(2,076.89)
Less: FCM fees			(18,933.66)
Foreign currency gain/(loss)			135.60
Interest income			27,017.89

Total Income			1,946,655.69

EXPENSES

Management fees			86,967.92
Incentive fees			351,848.47
Broker service fees			114,918.32

Total Expenses			553,734.71

Net Income (Loss)			$1,392,920.98

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	360,264.41143	$49,141,035.23	136.40
Current month additions	188.17572	25,946.10
Current month redemptions	(46,302.36180)	(6,400,473.68)
Net Income (loss) for current month		1,392,920.98

Net Asset Value, end of current month	314,150.22535	$44,159,428.63	140.57

	Monthly rate of return		3.05%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$102,641.35
Unrealized trading gain/(loss)			613.38
Less: commissions			—
Less: FCM fees			(1,309.92)
Foreign currency gain/(loss)			—
Interest income			5,660.91

Total Income			107,605.72

EXPENSES

Management fees			3,569.31
Incentive fees			—
Broker service fees			5,313.21

Total Expenses			8,882.52

Net Income (Loss)			$98,723.20

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	34,620.00233	$3,447,715.95	99.59
Current month additions	0.97796	97.46
Current month redemptions	(2,791.82557)	(280,607.46)
Net Income (loss) for current month		98,723.20

Net Asset Value, end of current month	31,829.15472	$3,265,929.15	102.61

	Monthly rate of return		3.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(3,673.45)
Unrealized trading gain/(loss)			44,879.52
Less: commissions			(143.18)
Less: FCM fees			(341.35)
Foreign currency gain/(loss)			142.39
Interest income			1,361.44

Total Income			42,225.37

EXPENSES

Management fees			1,533.92
Incentive fees			—
Broker service fees			1,370.43

Total Expenses			2,904.35

Net Income (Loss)			$39,321.02

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,712.52178	$867,626.92	112.50
Current month additions	—	—
Current month redemptions	(570.55088)	(65,326.52)
Net Income (loss) for current month		39,321.02

Net Asset Value, end of current month	7,141.97090	$841,621.42	117.84

	Monthly rate of return		4.75%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 1